Agreement to Transfer Business Share

between

RTV GEMMA s.r.o., Akademika Bedrny 365. Hradec Krglove, ECO: 62065921 represented by Martin Kindernay as the "Transferor"

and

Global Television Networks TWC 1123 Broadway, New York

represented by: Offer Assis

as the "Beneficiary"

The Transferor is a partner in the RTV Gemma s-To. Corporation formed under the laws of the Czech Republic; and recorded in the Commercial Register of the District Commercial Court in Hradec Kralove Section C, folio. 7694, ICO-. 62065921

As resolved by the General Meeting of 1.4.1998 pursuant to paragraph 115 of the Commercial Code, all partners expressed their consent with the transfer as specified herein.

                                       II

The Transferor owns a share in the RTV Gemma s.r.o. Corporation specified by the ratio of the paid-up stock of 70 000, Corporation, which represents a share of 70% in the Corporation with 100,000 Kc of capital stock. The Transferor declares that he is the sole- owner of the described share and that it is free and clear of any lien or encumbrance.

                                       III

The Transferor transfers a portion of his share represented by 44,000, -Kc herewith on to the Beneficiary, who the said portion purchases and accepts as of the date of this Agreement.

The new partner GTN declares concomitantly that he acknowledges the Corporate Articles.

                                       IV

The Parties also agree that the above described Transferor's share as the subject of the transfer represents 44% of the Corporation share, and is being transferred for the agreed price of 1,000,000 USD/one million dollars/. The price will be paid at the final formal signing of this Agreement to the account ***. Within seven days of this signing of this GTN agreement the


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Beneficiary will transfer $100,000 to the Transferor as a loan with one year with annual interest at 6%.

The effect of the share transfer between the Transferor and the Beneficiary commences on the day of signing this Agreement.

The effect of the share transfer on the Corporation commences on the day of delivery of this Agreement to the Corporation.

This Agreement is executed in five counterparts each Party receiving one. The balance will be used in processing the records in the Commercial Register.

The Parties affirm that this Agreement represents their true and free will in witness thereof they set their hands at Praha this ___ day of _________19___



RTV GEMMA s.r.o                                       GLOBAL TELEVISION NETWORKS
NETWORKS

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                                  Amendment to

                          Agreement on Future Agreement

        Amendment to Agreement, dated March 30, 1998, among RTV Gemma, Ltd. ("Gemma"), registered in Hradec Kralove, A. Bedrny 366, ICO 620 65921; Global Television Networks IWC ("GTN NY"), a HBC Company, with offices at 1123 Broadway, New York, New York 10010; and MAC TV, Ltd. ("MAC"), registered in Kosice, Gresakova 10, Slovak republic, ICO 00618322.

        WHEREAS, Gemma, GTN NY and MAC have entered into an Agreement on Future Agreement, dated March 24, 1998 (the "Agreement"); and

        WHEREAS Gemma, GTN NY and MAC now wish to clarify certain matters contained in the Agreement;

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the adequacy of which is hereby deemed sufficient, the parties agree as follows:

        1. Once GTN New York has paid a monetary consideration of 44% of the Kc 1,000,000 registered capital of RTV Gemma, Ltd., GTN New York shall be the owner of 44% of all the voting stock of RTV Gemma Ltd. and shall be entitled to 75% of all profits of RTV Gemma, Ltd.

        2. GTN NY shall have the right to so purchase 44% of all the voting stock of RTV Gemma Ltd. and shall be entitled to 75% of all profits of RTV Gemma, Ltd. whether or not the Council for Radio and Television Broadcast of the Czech Republic approves any additional licenses.

        3. All of the other provisions of the Agreement shall remain valid.

        4. For a period of 180 days, none of the parties shall disclose the terms of the Agreement, unless required by law, nor seek alternative partners relating to the subject thereof.

        IN WITNESS WHEREOF, the parties have set their hand as of the date first above written.

RTV Gemma, Ltd               Global Television Networks       MAC TV, Ltd.

By: _________________        By: ___________________          By: ______________
Martin Kindernay             Offer Assis                      Marcel Dekanovsky